Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Tungray Technologies Inc. on Amendment No.3 to Form F1 of our report dated April 24, 2023 with respect to our audit of the consolidated financial statements as of December 31, 2022 and for the year then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts in such Prospectus.

Marcum Asia CPAs LLP

New York, New York
May 19, 2023